As filed with the Securities and Exchange Commission on November 30, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CADENCE PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	41-2142317
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
12481 High Bluff Drive, Suite 200
San Diego, CA 92130
(858) 436-1400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Theodore R. Schroeder
President and Chief Executive Officer
Cadence Pharmaceuticals, Inc.
12481 High Bluff Drive, Suite 200
San Diego, CA 92130
(858) 436-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cheston J. Larson, Esq.	Hazel M. Aker
Latham & Watkins LLP	Cadence Pharmaceuticals, Inc.
12636 High Bluff Drive, Suite 400	12481 High Bluff Drive, Suite 200
San Diego, CA 92130	San Diego, CA 92130
(858) 523-5400	(858) 436-1400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class	Proposed Maximum	Amount of
of Securities to be Registered	Aggregate Offering Price	Registration Fee(1)
Common Stock, $0.0001 par value(2)	$100,000,000	$3,070.00

(1)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2007
PROSPECTUS

$100,000,000
CADENCE PHARMACEUTICALS, INC.

Common Stock

     Our common stock is traded on the Nasdaq Global Market under the symbol “CADX.” On November 29, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $13.76 per share.
     This prospectus and the accompanying prospectus supplement will allow us to sell shares of our common stock from time to time in one or more offerings, with an aggregate offering price of up to $100,000,000. Each time we sell shares of our common stock, we will provide you with a supplement to this prospectus. The prospectus supplement may add, update or change information contained in this prospectus or in documents we have incorporated by reference to this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein or therein by reference, carefully before you invest in our common stock.
     When we offer our common stock, we will provide specific terms of the offering in supplements to this prospectus. The common stock offered by this prospectus and any prospectus supplement may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any common stock offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
     This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.
     Investing in our securities involves risks. See “Risk Factors” beginning on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2007.

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the common stock we may offer. Each time we sell any of our common stock under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference to this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents we have incorporated by reference, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information.”
     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock registered, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
     The U.S. Patent and Trademark Office has issued a Notice of Allowance in connection with our intent-to-use trademark application for the mark CADENCE™, covering pharmaceutical preparations for the treatment or prevention of diseases or infections of the body’s major organs, including the heart, lungs, liver and kidneys; pharmaceutical preparations for the treatment or prevention of diseases of the body’s systems, including the immune system and the cardiovascular system; and pharmaceutical preparations to treat or manage pain, anesthesia, surgical and medical procedures. A Notice of Allowance is a notice issued by the U.S. Patent and Trademark Office to an intent-to-use application once all steps of the application process have been completed. Once the Notice of Allowance has been issued, the applicant has six months to file a statement of use or an extension, showing that it is using the mark in commerce, in order for the U.S. Patent and Trademark Office to issue a certificate of registration. We are developing commercial names for our product candidates, and have applied for U.S. trademark registration for Omigard™ and Acetavance™. This prospectus also contains the trademark, Perfalgan®, which is a registered trademark of Bristol-Myers Squibb Company.
ABOUT CADENCE PHARMACUTICALS, INC.
     We are a biopharmaceutical company focused on in-licensing, developing and commercializing proprietary product candidates principally for use in the hospital setting. Since our inception in May 2004, we have in-licensed rights to two product candidates, both of which are currently being studied in Phase III clinical trials. We have in-licensed the exclusive U.S. and Canadian rights to Acetavance, formerly known as IV APAP, an intravenous formulation of acetaminophen that is currently marketed in Europe by Bristol-Myers Squibb Company, or BMS, and several other markets for the treatment of acute pain and fever under the brand name Perfalgan®. We have also in-licensed the exclusive North American and European rights to omiganan pentahydrochloride 1% aqueous gel, or Omigard, for the prevention and treatment of device-related, surgical wound-related and burn-related infections. We believe that the hospital setting is a concentrated, underserved market for pharmaceuticals and anticipate building our own, hospital-focused sales force as our product candidates approach potential U.S. Food and Drug Administration, or FDA, approval. We intend to build a leading franchise in the hospital setting, continuing to focus on products that are in late stages of development, currently commercialized outside the U.S., or approved in the U.S. but with significant commercial potential for proprietary new uses or formulations.
     We were incorporated under the laws of the State of Delaware in May 2004. Our principal executive offices are located at 12481 High Bluff Drive, Suite 200, San Diego, California 92130 and our telephone number at that location is (858) 436-1400. Prior to November 2004, we were named Strata Pharmaceuticals, Inc. Information about the company is also available at our website at www.cadencepharm.com, which includes links to reports we have filed with the Commission. The information on, or accessible through, our website is not part of this prospectus. Unless the context requires otherwise, references in this prospectus to “Cadence,” “we,” “us” and “our” refer to Cadence Pharmaceuticals, Inc.
RISK FACTORS
     You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement, under “Risk Factors” in our most recent annual report on Form 10-K, and under “Risk Factors” in our most recent quarterly reports on Form 10-Q before making an investment decision.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, including the information we incorporate by reference, contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results may differ materially from those set forth in this prospectus or any prospectus supplement, including the information we incorporate by reference, due to the risks and uncertainties inherent in our business, including, without limitation, the following risks: we are largely dependent on the success of our only two product candidates, Acetavance and Omigard, and we cannot be certain that our clinical development programs will be sufficient to support new drug applications, or NDAs, or that either product candidate will receive regulatory approval or be successfully commercialized; delays in the commencement, enrollment or completion of clinical testing for either of our product candidates, or significant issues regarding the adequacy of our clinical trial designs or the execution of our clinical trials, could result in increased costs to us and delay or limit our ability to obtain regulatory approval; even if our product candidates are approved by regulatory authorities and commercialized, we expect intense competition in the hospital marketplace for our targeted indications; unexpected adverse side effects or inadequate therapeutic efficacy of Acetavance or Omigard that could delay or prevent regulatory approval or commercialization, or that could result in recalls or product liability claims; delays or quality issues with respect to the completion of required pre-commercialization manufacturing development activities for our product candidates, could result in increased costs to us and delay or limit our clinical trials and our ability to obtain regulatory approval; the patent rights that we have in-licensed covering Acetavance are limited to a specific intravenous formulation of acetaminophen, and our market opportunity for this product candidate may be limited by the lack of patent protection for the active ingredient itself and other formulations that may be developed by competitors; we will require substantial additional funding and may be unable to raise capital when needed, or at all, which would force us to delay, reduce or eliminate our development programs and commercialization efforts; and our ability to maintain patent protection for our products and to commercialize our products without infringing the patent rights of others. Such statements include, but are not limited to, statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Private Securities Litigation Reform Act of 1995. You should not rely unduly on these forward-looking statements, which speak only as of the date on which they were made. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.
USE OF PROCEEDS
     Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our common stock under this prospectus to fund clinical and preclinical development of our product candidates and for general corporate purposes, including capital expenditures and working capital. Due to the risks inherent in the development process and given the stage of development of our programs, we are unable to estimate with any certainty the total costs or when we will incur these costs in the continued development of our product candidates for potential commercialization. We may also use a portion of the net proceeds to acquire or invest in complementary businesses or products or to obtain rights to such complementary technologies. We have no commitments with respect to any such acquisitions or investments. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress in, and costs of, our preclinical and clinical drug programs and the amount and timing of revenues, if any, from our current or future collaborations. We therefore cannot estimate the amount of net proceeds to be used for all of the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of our common stock. Pending the uses described above, we intend to invest the net proceeds in interest-bearing, investment-grade securities.
PLAN OF DISTRIBUTION
     We may sell our common stock covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the common stock separately or together:
•	through one or more underwriters or dealers in a public offering and sale by them;

•	through agents; and/or

•	directly to one or more purchasers.
     We may distribute the common stock from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

     We may solicit directly offers to purchase the common stock being offered by this prospectus. We may also designate agents to solicit offers to purchase the common stock from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.
     If we utilize a dealer in the sale of the common stock being offered by this prospectus, we will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.
     If we utilize an underwriter in the sale of the common stock being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the common stock to the public. In connection with the sale of the common stock, we or the purchasers of the common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
     We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
     To facilitate the offering of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the common stock, which involves the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
     The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
DESCRIPTION OF COMMON STOCK
     The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, or certificate of incorporation, and Amended and Restated Bylaws, or bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”
General
     We have authority to issue 100,000,000 shares of common stock, $0.0001 par value per share. As of November 30, 2007, we had 29,111,208 shares of common stock outstanding. As of November 30, 2007, we had an aggregate of 2,449,789 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 2004 Equity Incentive Award Plan and 2006 Equity Incentive Award Plan and an aggregate of 1,409,104 shares of common stock reserved for future issuance under our 2006 Equity Incentive Award Plan.

Voting Rights
     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.
Dividends
     Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.
Liquidation
     Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities of our company, subject to the prior rights of any preferred stock then outstanding.
Rights and Preferences
     Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.
Fully Paid and Nonassessable
     All outstanding shares of our common stock are fully paid and nonassessable and the shares of common stock offered hereby will be fully paid and nonassessable.
Registration Rights
     The holders of approximately 17,436,241 shares of common stock are entitled to rights with respect to the registration of these shares under the Securities Act. These shares are referred to as registrable securities. Under the terms of the agreement between us and the holders of the registrable securities, if we propose to register any of our securities under the Securities Act, these holders are entitled to notice of such registration and are entitled to include their shares of registrable securities in our registration. Certain of these holders are entitled to demand registration, pursuant to which they may require us to use our best efforts to register their registrable securities under the Securities Act at our expense, up to a maximum of two registrations. Holders of registrable securities may also require us to file an unlimited number of additional registration statements on Form S-3 at our expense so long as the holders propose to sell registrable securities of at least $1.0 million and we have not already filed two registration statements on Form S-3 in the previous twelve months.
     All of these registration rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration and our right not to effect a requested registration 60 days prior to or 180 days after an offering of our securities, including the offering made here.
Certificate of Incorporation and Bylaw Provisions
     See “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws — Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law” for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE
COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our
Amended and Restated Bylaws and Delaware Law
     Some provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares.
     These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock
     The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Stockholder Meetings
     Our charter documents provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
     Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Elimination of Stockholder Action by Written Consent
     Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.
Election and Removal of Directors
     Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Delaware Anti-Takeover Statute
     We are subject to Section 203 of the Delaware General Corporation Law which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.
Amendment of Charter Provisions
     The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least 66 2/3% of our then outstanding common stock.
     The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
LEGAL MATTERS
     The validity of the issuance of the shares of our common stock described herein will be passed upon by Latham & Watkins LLP, San Diego, California.
EXPERTS
     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. The Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The Commission allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:
•	our annual report on Form 10-K for the year ended December 31, 2006, filed on March 28, 2007;

•	our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2007 (filed on May 15, 2007), June 30, 2007 (filed on August 14, 2007) and September 30, 2007 (filed on November 14, 2007);

•	our current reports on Form 8-K filed on January 30, 2007, March 28, 2007, April 20, 2007 and July 23, 2007;

•	our definitive proxy statement on Schedule 14A filed on April 30, 2007;

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-33103), filed on October 19, 2006; and

•	all documents filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.
     To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was furnished, rather than filed with the Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.
     This prospectus is part of a registration statement on Form S-3 we have filed with the Commission under the Securities Act. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
     These documents may also be accessed on our website at www.cadencepharm.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
     You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:
Cadence Pharmaceuticals, Inc.
12481 High Bluff Drive, Suite 200
San Diego, California 92130
(858) 436-1400

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the costs and expenses payable by Cadence Pharmaceuticals, Inc. in connection with the sale of the common stock being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

Item	Amount to be paid
Securities and Exchange Commission registration fee	$3,070
Legal fees and expenses	100,000
Accounting fees and expenses	50,000
Printing fees and expenses	10,000
Miscellaneous expenses	25,000

Total	$188,070

Item 15. Indemnification of Directors and Officers
     We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:
•	any breach of their duty of loyalty to the corporation or the stockholder;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.
     This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
     Our certificate of incorporation and our bylaws also provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification. We have secured such insurance.
     We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our charter documents. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by each of these persons in any action or proceeding arising out of his or her services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.
     See also the undertakings set out in response to Item 17.

Item 16. Exhibits

Exhibit
Number		Description of Exhibit
1.1	*	Form of Underwriting Agreement
4.1	(1)	Form of the Registrant’s Common Stock Certificate
4.2	(2)	Amended and Restated Investor Rights Agreement dated February 21, 2006
5.1	±	Opinion of Latham & Watkins LLP
23.1	±	Consent of Independent Registered Public Accounting Firm
23.2	±	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	±	Power of Attorney (included in the signature pages hereto)

*	To be filed by amendment.

±	Included in this Report.

(1)	Incorporated herein by reference to the corresponding exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33103) for the period ended September 30, 2006 as filed with the Commission on November 30, 2006.

(2)	Incorporated herein by reference to the corresponding exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-135821) as filed with the Commission on July 17, 2006.
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.
Provided , however , that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (c) The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (d) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Cadence Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 30th day of November, 2007.

CADENCE PHARMACEUTICALS, INC.
By:	/s/ Theodore R. Schroeder
Theodore R. Schroeder
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore R. Schroeder and William R. LaRue, and each or either of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Theodore R. Schroeder Theodore R. Schroeder	President, Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2007

/s/ William R. LaRue William R. LaRue	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	November 30, 2007

/s/ Brian G. Atwood Brian G. Atwood	Director	November 30, 2007

/s/ Samuel L. Barker, Ph.D. Samuel L. Barker	Director	November 30, 2007

/s/ Michael A. Berman, M.D. Michael A. Berman, M.D.	Director	November 30, 2007

/s/ James C. Blair, Ph.D. James C. Blair, Ph.D.	Director	November 30, 2007

/s/ Alan D. Frazer Alan D. Frazier	Director	November 30, 2007

/s/ Christopher J. Twomey Christopher J. Twomey	Director	November 30, 2007

INDEX TO EXHIBITS

Exhibit
Number		Description of Exhibit
1.1	*	Form of Underwriting Agreement
4.1	(1)	Form of the Registrant’s Common Stock Certificate
4.2	(2)	Amended and Restated Investor Rights Agreement dated February 21, 2006
5.1	±	Opinion of Latham & Watkins LLP
23.1	±	Consent of Independent Registered Public Accounting Firm
23.2	±	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	±	Power of Attorney (included in the signature pages hereto)

*	To be filed by amendment.

±	Included in this Report.

(1)	Incorporated herein by reference to the corresponding exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33103) for the period ended September 30, 2006 as filed with the Commission on November 30, 2006.

(2)	Incorporated herein by reference to the corresponding exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-135821) as filed with the Commission on July 17, 2006.